EXHIBIT 99.1

Terra Tech to Host Grand Opening Ceremony of its Medical Cannabis Dispensary in San Leandro, CA on January 11, 2019

Mayor Pauline Cutter to speak at ribbon cutting ceremony

Irvine, CA – January 03, 2019 - Terra Tech Corp. (TRTC) ("Terra Tech") or (the "Company"), a vertically integrated cannabis-focused agriculture company, today announced that Mayor Pauline Cutter of San Leandro, CA will speak at Terra Tech’s grand opening of its Blüm San Leandro medical cannabis dispensary. The ribbon cutting ceremony will take place from 9:30 AM to 11:00 AM on January 11th, 2019 at the dispensary located at 1915 Fairway Drive San Leandro, CA, 94577.

Terra Tech’s Blum San Leandro dispensary will make history as the first medical dispensary to open its doors in San Leandro, a prominent suburb city of San Francisco and Oakland, centered in the dynamic San Francisco Bay Area. With a vibrant community of more than 89,000 residents, San Leandro is known for its well-maintained neighborhoods, excellent public libraries, twenty-one public parks, quality local schools, and a wide range of shopping, dining, and entertainment options. The City also encompasses a large industrial area that is home to an advanced manufacturing industry. The Company is also constructing an extraction facility in San Leandro, which it expects to open in early 2019.

Chief Executive Officer, Derek Peterson, said, “San Leandro will be a great location for Terra Tech’s new medical cannabis dispensary as the city has proven to be an expanding hub of innovation and business. Having a dispensary up and running in San Leandro is the perfect way to start off 2019 by increasing Terra Tech’s distribution channels in such a sought-after location. I will be speaking alongside Mayor Cutter at the event where I will touch upon the significance of this location and how it will help accelerate the growth of our company.”

Mayor Cutter will follow Derek’s opening speech with her remarks and will be accompanied by City Manager Jeff Kay, members of the City Council and other City Officials. Additionally, Terra Tech will be inviting local manufacturers and cultivators to attend the event.

The grand opening of Terra Tech’s Blum San Leandro medical cannabis dispensary is the result of a six-year process where the City Council ended up allowing only three dispensaries to be opened in San Leandro. Terra Tech’s Blüm San Leandro location received a permit in 2015 and was subsequently issued a manufacturing permit in 2017. To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated medical cannabis dispensaries throughout California and medical and adult-use dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ http://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate GrowOp Technology Ltd. into its operations as a reporting issuer with the Securities and Exchange Commission, and (vi) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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